EXHIBIT NO. 99.1(l)

                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 19, 1995, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as MFS/Foreign & Colonial Emerging Markets Equity Fund shall be redesignated as MFS Emerging Markets Equity Fund.

         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 1st day of December, 1999.

                                         CHARLES W. SCHMIDT
-----------------------                  --------------------
Richard B. Bailey                        Charles W. Schmidt
63 Atlantic Avenue                       63 Claypit Hill Road
Boston, MA  02110                        Wayland, MA  01778

J. ATWOOD IVES                           ARNOLD D. SCOTT
-----------------------                  --------------------
J. Atwood Ives                           Arnold D. Scott
17 West Cedar Street                     20 Rowes Wharf
Boston, MA  02108                        Boston, MA 02110

LAWRENCE T. PERERA
-----------------------                  --------------------
Lawrence T. Perera                       Jeffrey L. Shames
18 Marlborough Street                    38 Lake Avenue
Boston, MA 02116                         Newton, MA  02159

WILLIAM J. POORVU
-----------------------                  --------------------
William J. Poorvu                        Elaine R. Smith
975 Memorial Drive                       75 Scotch Pine Road
Cambridge, MA  02138                     Weston, MA  02193

                                         DAVID B. STONE
                                         --------------------
                                         David B. Stone
                                         282 Beacon Street
                                         Boston, MA  02116